Exhibit 99.1

To Our Stockholders:

I am pleased to have this opportunity to tell you about the record performance of your company this past year as well as to share my thoughts for the year ahead. First and foremost, I would like to express my delight with the year’s outcome. I credit the careful execution on the part of our management team, led by Carrie Majeski for what proved to be the highest net sales and net income results for your company since the WeighTronix division was spun off in 1980. As a consequence, we were able to heavily reinvest in the company at the same time that we increased dividend payments to stockholders from $0.06/share in 2011 to $0.10/share in 2012, completed the acquisition of Universal Harvester Co., Inc., reduced short term borrowing to zero, negotiated lower rates on long-term financing, firmed up the balance sheet all around, boosted our management ranks, and made ourselves more competitive in the labor market. A year ago I said that “the year ahead appears to be the year when all cylinders will fire”. In the final analysis, I wasn’t very far off.

For the fiscal year ending November 30, 2012, our consolidated revenue increased 32% to $36,457,000, mostly attributable to the banner year in our Modular Buildings segment. Consolidated operating income grew 124% from $1,930,000 to $4,328,000. Our consolidated post-tax net income for the year increased by 113% to $2,665,000, a result of massive earnings improvement in our Modular Buildings segment, another steady earnings year in the agricultural side of the business, and a reduced loss in our Pressurized Vessels segment. On a consolidated basis, our gross margin grew from 25.3% to 27.5%.

As should come as no surprise to those following the global Ag economy, demand has remained elevated in the agricultural side of our business as farm income has remained extremely strong. Net sales for this segment increased 9.3% to $24,720,000, and it should be noted that the Universal Harvester acquisition began contributing to this segment mid-year. Despite this increase, this segment’s income from operations went from $2,428,000 to $2,373,000, a 2% change, in part due to costs associated with the absorption of our acquisition, a 0.6% drop in gross margin to 28.0%, added necessary management overhead, and increased raises and bonuses to non-management employees. We had anticipated another strong year in this segment and we were pleased to continue to perform at a very profitable level.

As stated above, our non-Ag segments improved significantly in 2012. Our Modular Buildings segment experienced a fantastic year, attributable to the successful and profitable execution of the biggest contract in company history. Revenue in this segment tripled from $3,209,000 in 2011 to $9,645,000, resulting in $2,082,000 in income from operations versus a loss of $50,000 in 2011. This huge swing in earnings was extremely helpful to our consolidated results and represented the type of significant potential we saw in this business upon entry into the market in 2006. Furthermore, this project gave us credibility in the research world and improved our standing in the industry in such a way that we anticipate long-term benefit.

Finally, our Pressurized Vessels segment showed marked improvement in 2012 and we continue to believe that additional turnaround is possible. Revenue increased 16.4% to $2,092,000 but not enough to bring this segment to profitability in 2012. The resulting loss decreased to $127,000 versus $448,000 in 2011. That said, our business grew in the latter part of the year in such a way that we feel that we are near profitability via a broader customer base, improved margins, growing revenue, and more steady customer orders. Ensuring a profitable 2013 is among the highest priorities of the Board of Directors and management.

Fiscal 2012 was a year where we continued to concentrate on investments back into the business to sustain future growth and prosperity. In addition to our Universal Harvester acquisition, we also made significant internal improvements to our existing business. We made great progress in improving productivity and quality at our West Union facility under the direction of Nick McIntyre.

Of great significance, we made the most aggressive commitment in decades toward increasing our research and development talent pool and efforts. The result has been a leaner but growing and stronger engineering department than we’ve previously had, a fact that gives me confidence about our place in the market years down the road. We have many projects underway and a steady stream of development that we expect will show in the near future We are pursuing additional engineering talent to add to the team.

Furthermore, we have made the most aggressive effort in the area of capital expenditures in over two decades. We are increasing capacity while updating technologies to realize improvements in productivity, efficiency, quality, all the while improving workflow. These are significant financial outlays that we believe will not only improve our bottom line in due course but also show that we remain committed to the long term success of this company.

The year ahead appears to us to be another strong year. Macro indicators including commodity prices, farm income, dealer sentiment, and USDA projections all point to continued prosperity for this segment of our business. If backlog is any indication, my optimism is well-founded. As of our comparative review of backlog from roughly a year ago, our Agricultural Products segment net backlog has increased 41% from $7,295,000 to $10,304,000. (These figures are net backlog, including dealer discount,, rather than gross backlog that we have previously used in reporting). We will also have a full year of Universal Harvester’s impact on net sales and income in 2013. All in all, this should translate conservatively to net sales consistent with 2012 or better in the agricultural equipment side of the business.

Of great interest to stockholders is what the Modular Buildings segment looks like for 2013. Overall, we do not expect to replicate the banner year we had in 2012 since we do not have jobs of that magnitude in the pipeline. We do, however, have smaller jobs we are working on, as well as contracts being diligently pursued that will impact 2013. Of note, fiscal 2013 will also benefit from net sales and income not yet recognized from our 2012 project, thus bolstering the results for the year ahead. The outlook otherwise is positive for a “normal” year that, while not blockbuster in scale, should be profitable for us and much better than 2011. Our backlog is $919,000 versus $7,092,000 at this time a year ago, reflecting the fact that our large contract was already signed at this time last year. Our efforts are led by Dan Palmer at our Modular Buildings segment and I can think of no one we’d rather have in place for the year ahead.

Finally, we believe that our Pressurized Vessels segment will be profitable in 2013. Larry Cornell’s team has a full backlog and a lot of momentum that will translate to a positive outcome, the culmination of a long and hard fight to return to profitability. His team builds a high quality product and controls are in place to ensure improved delivery, margins, and customer retention. We have increased our sales efforts dramatically and have a 61% higher backlog ($635,000) than last year, which itself was up 150% over 2011. As noted earlier, the return to profitability at Vessels is a top priority for the Board and management.

Clearly our 2013 outlook is positive. While we cannot be sure that our consolidated results will beat our record 2012 performance, we are extremely confident that it will be another strong, profitable year. We have been profitable every year since our change in management control in 2002 and fully intend to remain that way in the years ahead, aided in great part by our reinvestments in the business, our management team, and our dedicated employees who make it all happen. We are eager to perform at a high level in 2013 and intend to earn for you, the stockholder, an excellent return on investment from your company. I thank you for your investment, interest, and support and assure you that the people of Art’s Way will work hard to make it worth your while in 2013, as they have done since 1956.

Sincerely,

/s/ J. Ward McConnell, Jr.

J. Ward McConnell, Jr.

Chairman of the Board

Statements regarding our opportunities, priorities and expectations for 2013 are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and should be read in connection with the cautionary factors identified in the enclosed Form 10-K and the other filings we make with the Securities and Exchange Commission from time to time.